Exhibit 99.4

PLEDGE AGREEMENT

            THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP ("Pledgor") and CENTRAL BANK & TRUST CO. (Pledgee") hereby agree as follows:

1.Pledge.  Pledgor hereby pledges to Pledgee and Pledgor hereby agrees as follows and grants to Pledgee a security interest in the following collateral, wherever located, now existing and hereafter arising or coming into existence (the "Collateral"):

1.1Pledgor's assets held in Account #5283-9240 at Hilliard Lyons and used for the purchase, sale, and retention of, or are held in the form of, mutual funds, money market funds, stocks, bonds or any other investments, and all securities entitlements with respect thereto (the "Account"); and

1.2All income, dividends, proceeds and products of the foregoing in whatever form the same may be,

for the purpose of securing the payment to Pledgee of all of the following ("Obligations"): all loans, advances, debts, liabilities, obligations, covenants and duties owing to Pledgee from Pledgor, KLETTER HOLDING LLC, K & R, LLC, and 7100 GRADE LANE LLC (collectively, “Borrower”) of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, including but not limited to those arising under: (i) the Commercial Note given by Borrower to Pledgee dated May 22, 2018 (the "Note"), and all of the documents executed in connection therewith, and (ii) under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Pledgor or Pledgee on the date hereof; and, as to all of the foregoing, including any amendments, modifications, or superceding documents to each of the foregoing; and all charges, expenses, fees, including but not limited to reasonable attorneys' fees, and any other sums chargeable to Pledgor under any of the Obligations.  This Agreement is in addition to any previous assignments or pledges, and such previous assignments and pledges remain in full force and effect.

2.Representations, Warranties and Covenants.  Pledgor represents, warrants and covenants to Pledgee that:  (a) Pledgor is the beneficial owner of the Collateral, and has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral and the same is free from all encumbrances and rights of setoff of any kind; (b) except as herein provided, Pledgor will not hereafter without the prior written consent of Pledgee sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Pledgee; (c) Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) Pledgor now keeps and will continue to keep its books and records concerning the Collateral at its principal place of business which is Pledgor's notice address shown below; and (e) Pledgor will furnish to Pledgee from time to time if and as requested current lists of the Collateral; and, if and when requested by Pledgee from time to time, will furnish to it copies of all correspondence and other instruments or writings in any way evidencing or relating to the Collateral or the proceeds thereof.

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3.Payment of Expenses by Pledgee.  At its option, Pledgee may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral.  Pledgor will reimburse Pledgee on demand for any payment so made or any expense incurred by Pledgee pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Pledgee.

4.Financing Statements; Documents.  Pledgor authorizes Pledgee to prepare and file one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Pledgee, and Pledgor will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Pledgee.  Pledgor hereby authorizes Pledgee to prepare and file from time to time such supplemental assignments or other instruments as Pledgee may require for the purpose of confirming Pledgee's interest in the Collateral.  Pledgor hereby authorizes Pledgee to prepare and file on behalf of Pledgor all financing statements and documents deemed necessary or appropriate to perfect Pledgee's interest in the Collateral.  Pledgor hereby ratifies any filing by Pledgee that predates the date of this Agreement but that was intended to perfect the security interest granted hereby.

5.Dealing with Account.  So long as this Agreement is in effect and no Event of Default has occurred, Pledgor will have the right to any income or dividends of the Account. Pledgee will have no obligation to monitor the Account and will have no liability of any kind whatsoever for any change in the market value of the Account. Pledgor acknowledges that Pledgor has selected all investments in the Account without the advice or information of any sort from Pledgee.

6.Default.

6.1Upon the occurrence of any of the following (herein referred to as an "Event of Default"):  (i) any Event of Default (as defined in any of the documents evidencing the Obligations), or (ii) any default under any of such documents that do not have a defined set of "Events of Default," (iii) any representation or warranty made by Pledgor to Pledgee in this Agreement is false or erroneous in any material respect, or (iv) the failure of Pledgor to observe or perform any covenant or other agreement with Pledgee under this Agreement, Pledgee may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a Pledgee under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell, lease or otherwise dispose of the Collateral and, at its option, operate, use or exercise any rights of ownership pertaining to the Collateral as the Pledgee deems necessary to preserve the value and receive the benefits of the Collateral and notifying all persons subject to a control agreement who may otherwise have possession or control of any of the Collateral and taking possession of any such Collateral.  Upon the occurrence of an Event of Default, Pledgee may, so far as Pledgor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and take possession of and remove the same therefrom and gives permission to Pledgee to conduct a sale of any or all of the Collateral, which sale may be conducted on any real property owned by Pledgor without charge or interference by Pledgor.  Pledgee may require Pledgor to make the Collateral available to Pledgee at a place to be designated by Pledgee that is reasonably convenient to both parties.  Pledgor waives all claims for damages by reason of any seizure, repossession, retention, use, or sale of the Collateral under the terms of this Agreement.

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6.2The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by Pledgee will be applied to the Obligations in the order determined by Pledgee.  If any excess remains after the discharge of all of the Obligations, the same will be paid to Pledgor.  If after exhausting all of the Collateral, there should be a deficiency, Pledgor will be liable therefor to Pledgee, provided, however, that nothing contained herein will obligate Pledgee to proceed against the Collateral prior to making a claim against Pledgor or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations.

6.3Whenever notice is required by law to be sent by Pledgee to Pledgor of any sale or other disposition of the Collateral, ten days written notice sent in accordance with the requirements of the applicable section of the Uniform Commercial Code to Pledgor at the address specified below, or at such other address as Pledgor may furnish Pledgee in writing from time to time for this purpose, will be reasonable.

7.Rights of Pledgee; Power of Attorney.  Pledgor hereby irrevocably constitutes and appoints Pledgee and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in its name, from time to time in Pledgee's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Pledgor hereby gives Pledgee the power and right, on behalf of Pledgor, either before or after an Event of Default, and without notice to or assent by Pledgor, to do the following:

7.1to establish and maintain the Collateral, to deposit and withdraw funds therefrom;

7.2to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral;

7.3to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any of the Collateral and to enforce any other right in respect of the Collateral;

7.4to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Pledgee may deem appropriate; and

7.5generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Pledgee were the absolute owner thereof for all purposes, and to do, at Pledgee's option, at any time, or from time to time, all acts and things which Pledgee deems necessary to protect or preserve the Collateral and Pledgee's security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

Pledgor hereby ratifies all that such attorneys will lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest, will be irrevocable and will terminate only upon payment in full of the Obligations and the termination of this Agreement.  The powers conferred upon Pledgee hereunder are solely to protect Pledgee's interests in the Collateral and will not impose any duty upon it to exercise any such powers.  Pledgee will have no obligation to preserve any rights of any third parties in the Collateral.  Pledgee will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents will be responsible to Pledgor for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

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8.General.

8.1Waiver.  No delay or omission on the part of Pledgee to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein, nor will the action or non-action of Pledgee in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

8.2Notices. All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing, and, to the extent required by applicable law, will comply with the requirements of the Uniform Commercial Code then in effect, and will be addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

                        To Pledgee:                 Central Bank & Trust Co.

                                                            300 West Vine Street

                                                            Lexington, Kentucky  40507

                                                            Attn:  Brett Blackwell

                        To Pledgor:                 The Harry Kletter Family Limited Partnership

                                                            7100 Grade Lane

                                                            Louisville, Kentucky  40513

                                                            Attn:  Orson Oliver

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered; if given by mail, on the fourth business day after such communication is deposited in the mail with first-class postage prepaid, return receipt requested; or if sent by overnight courier service, on the day after deposit thereof with such service; or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

8.3Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Pledgor and Pledgee and their respective successors and assigns, provided, however, that Pledgor may not assign, delegate, or transfer this Agreement in whole or in part without the prior written consent of Pledgee and Pledgee at any time may assign this Agreement in whole or in part.  All references herein to the "Pledgor" and "Pledgee" will be deemed to apply to Pledgor and Pledgee and their respective heirs, administrators, successors and assigns.

8.4Joint and Several Obligations.  If this Pledge Agreement is executed by more than one person or entity as the "Pledgor," the obligations of such persons or entities hereunder will be joint and several.  Unless otherwise specified herein, any reference to "Pledgor" will mean each such person or entity executing this Pledge Agreement individually and all of such persons or entities collectively.

8.5Modifications.  This Pledge Agreement and the Exhibits attached hereto constitute the entire agreement of the parties and supersede all prior negotiations, agreement and understanding regarding the subject matter hereof.  No modification or waiver of any provision of this Agreement nor consent to any departure by Pledgor therefrom, will be established by conduct, custom, or course of dealing; and no modification will in any event be effective unless the same is in writing and specifically refers to this Pledge Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Pledgor in any case will entitle Pledgor to any other or further notice or demand in the same, similar or other circumstance.

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8.6Illegality.  If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

8.7Gender, etc.  Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

8.8Headings.  The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

8.9Liability of Pledgee.  Pledgor hereby agrees that Pledgee will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, agent or attorney employed by Pledgee (except for the willful misconduct of any person, corporation, partnership or other entity employed by Pledgee) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

8.10Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

8.11Governing Law.  This Agreement has been delivered and accepted at and will be deemed to have been made at Lexington, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, and will include all matters arising out of or relating to this Agreement, including without limitation claims as to its validity, interpretation, construction, performance, and all claims sounding in tort.

8.12Jurisdiction.  Pledgor hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Fayette County, Kentucky; provided that nothing contained in this Agreement will prevent Pledgee from bringing any action, enforcing any award or judgment or exercising any rights against Pledgor individually, against any security or against any property of Pledgor within any other county, state, or other foreign or domestic jurisdiction.  Pledgee and Pledgor agree that the venue provided above is the most convenient forum for both Pledgee and Pledgor.  Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

8.13Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  PLEDGOR AND PLEDGEE ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Pledgor acknowledges that Pledgor has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[SIGNATURES ON THE FOLLOWING PAGE]

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Dated as of May 22, 2018.

                                                                                            PLEDGOR:

                                                                                            THE HARRY KLETTER FAMILY

                                                                                            LIMITED PARTNERSHIP

                                                                                            By:     Kletter Holding LLC,

                                                                                                      General Partner

                                                                                            By:  /s/ Orson Oliver

                                                                                            Print Name:  Orson Oliver

                                                                                            Title:  President

                                                                                            PLEDGEE:

                                                                                            CENTRAL BANK & TRUST CO.

                                                                                            By:  /s/ Brett Blackwell

                                                                                            Print Name:  Brett Blackwell

                                                                                            Title:  Senior Vice President